Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Pre-effective Amendment No. 3 Form S-1 of First Community Bank Corporation of America (the “Company”), dated November 17, 2009 of our report dated March 24, 2009 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

December 28, 2009